EXHIBIT 99.1

NEWS
FOR IMMEDIATE RELEASE

Contact: Paul Caminiti/Carrie Bloom/Jonathan Doorley

Sard Verbinnen & Co

212/687-8080

LADENBURG THALMANN TO ACQUIRE PUNK, ZIEGEL & COMPANY

Transaction Significantly Expands Healthcare, Financial Services Practices

Bolsters Institutional Equity Business and Research Offerings

MIAMI, FL, March 5, 2008 – Ladenburg Thalmann Financial Services Inc. (AMEX: LTS) today announced that it has reached a definitive agreement to acquire Punk, Ziegel & Company, L.P. (“Punk Ziegel”), a leading specialty investment bank based in New York City. Terms of the transaction were not disclosed.

Formed in 1990 by William J. Punk, Jr., Punk Ziegel is a privately-held specialty investment bank providing a full range of research, equity market making, corporate finance, retail brokerage and asset management services centered on high growth sectors within the healthcare technology, biotechnology, life sciences and financial services industries. Punk Ziegel has 45 employees and is known for its highly focused, in-depth research and corporate finance advice, particularly in the healthcare and financial services industries.

“The acquisition of Punk Ziegel addresses two key strategic growth areas for Ladenburg by significantly expanding our healthcare, financial services and institutional equity businesses,” said Dr. Phillip Frost, Chairman of the Board of Ladenburg Thalmann Financial Services Inc. “Punk Ziegel’s high-quality equity research capabilities, dedicated sales force, and investment banking expertise nicely complement Ladenburg’s existing businesses and position us well for continued growth.”

Punk Ziegel will be merged into Ladenburg Thalmann & Co. Inc., one of Ladenburg’s principal operating subsidiaries. Upon closing, Mr. Punk will become a Managing Director of Ladenburg Thalmann & Co. and Chairman of its newly-formed Punk Ziegel Healthcare division, responsible for overseeing the growth of the firm’s healthcare business on both the investment banking and research fronts.

Mr. Punk stated, “We are thrilled to be joining forces with Ladenburg as it continues to build on its positive momentum. Our respective teams are complementary and fit together nicely, with no overlap. We expect a seamless transition with no disruption to client service.”

Richard Lampen, President and Chief Executive Officer of Ladenburg Thalmann Financial Services Inc., said, “We are delighted to welcome Bill and the rest of the talented Punk Ziegel team to Ladenburg. We look forward to quickly integrating Punk Ziegel’s operations as we continue to strategically grow our firm and expand our offerings to clients.”

The transaction, which is expected to close in the second quarter of 2008, is subject to customary closing conditions, including approval from the Financial Industry Regulatory Authority (“FINRA”). Approval by Ladenburg’s shareholders is not required. Graubard Miller served as legal counsel for Ladenburg and Davis & Gilbert LLP served as legal counsel for Punk Ziegel.

About Ladenburg

Ladenburg Thalmann Financial Services, included in the Russell 2000(R) and Russell 3000(R) indices, is engaged in retail and institutional securities brokerage, investment banking, research and asset management services through its principal operating subsidiary, Ladenburg Thalmann & Co. Inc.  Founded in 1876 and a New York Stock Exchange member since 1879, Ladenburg Thalmann & Co. is a full service investment banking and brokerage firm providing services principally for middle market and emerging growth companies and high net worth individuals.  Ladenburg Thalmann Financial Services is based in Miami, Florida.  Ladenburg Thalmann & Co. is based in New York City, with regional offices in Miami and Boca Raton, Florida; Melville, New York; Lincolnshire, Illinois; Los Angeles, California; Princeton, New Jersey; Houston, Texas; and Columbus, Ohio.  Ladenburg Thalmann Financial Services also owns Investacorp, Inc., a leading independent broker-dealer headquartered in Miami Lakes, Florida. For more information, please visit www.ladenburg.com.

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This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning future growth of the Company and the integration of the acquired business. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of the Company. These risks, uncertainties and contingencies include those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended, the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2007, June 30, 2007 and September 30, 2007, and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.